Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 22, 2021, with respect to the consolidated financial statements of Sonic Automotive, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Charlotte, North Carolina
June 8, 2021